Exhibit 99.1

Altra Reports Fourth Quarter 2022 Results

BRAINTREE, Mass., March 1, 2023 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a premier global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results as of and for the fourth quarter and year ended December 31, 2022.

Q4 2022 Financial Highlights

	Q4 2022	Q4 2021	YOY Change
Net sales	$469.4M	$469.8M	(0.1%)
	• Q4 2022 Organic Sales Growth was 2.3% for the consolidated business compared with the fourth quarter of 2021.*
GAAP Net Income	$22.3M	($87.7M)	125.4%
GAAP Net Income Margin	4.8%	(18.7%)	2,350 bps
Non-GAAP Net Income*	$47.9M	$43.4M	10.4%
Earnings per diluted share	$0.34	($1.35)	125.2%
Non-GAAP Earnings per diluted share*	$0.73	$0.67	9.0%
Non-GAAP Adjusted EBITDA*	$96.2M	$87.2M	10.3%
Non-GAAP Adjusted EBITDA Margin*	20.5%	18.6%	190 bps
Operating Income Margin	10.8%	(20.2%)	3,100 bps
Non-GAAP Operating Income Margin*	16.7%	14.4%	230 bps
Cash Flow from Operations	$52.5M	$46.9M	11.9%
Non-GAAP Adjusted Free Cash Flow*	$45.6M	$31.9M	42.9%

As previously disclosed in our Form 8-K, filed on October 27, 2022, we entered into a definitive merger agreement (the “Merger Agreement”) to be acquired by Regal Rexnord Corporation (“Parent”), under which Altra stockholders will receive $62.00 in cash for each share of Altra common stock held by such stockholders, other than (i) shares owned by the Company, any subsidiary of the Company, Parent, Aspen Sub, Inc., a wholly-owned subsidiary of Parent, or any other subsidiary of Parent, (ii) shares owned by stockholders of the Company who have validly exercised their statutory rights of appraisal under the Delaware General Corporation Law and (iii) shares that are Company Restricted Shares (as defined in the Merger Agreement). As announced in our Form 8-K, filed on January 18, 2023, the merger agreement was approved by our shareholders. The transaction is expected to close in the first half of 2023, subject to customary closing conditions, including receipt of regulatory approvals.

Management Comments

“Altra delivered solid fourth quarter results as our strategy to align the business with attractive secular trends and drive operational excellence yielded strong revenue performance and gross margin expansion even in the face of a challenging market environment,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “Q4 sales of $469.4 million were essentially flat with the prior year while Organic Sales* were up 2.3% compared to the same period last year. Included in the Q4 2021 net sales are revenues of approximately $38.5 million related to the Jacobs Vehicle Systems business that was divested by the Company on April 8, 2022. On a full year basis, 2022 was in line with 2021 sales, which included over $190 million from the now divested JVS business, and we achieved our 3% to 5% Organic Growth* goal for the year.

“We once again did an excellent job capitalizing on several healthy end market trends, notably in factory automation and IoT where we continued to benefit from strong demand for Altra’s high-value automation products. Gross margin improved approximately 280 bps in the quarter, reflecting the benefits of our pricing actions and stronger visibility into supplier cost volatility, which was a headwind for us this time last year.

“Our strategy to position Altra as a high-value technology leader across attractive industrial markets continues to support a resilient performance at both the top and bottom lines. We are proud of the Altra team for their ongoing commitment to delivering excellent results for all of our stakeholders.”

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Net income/(loss)	$22.3		$(87.7)		$127.0		$27.7

Restructuring	0.4		0.6		5.2		3.0
Consolidation costs	1.7		—		1.7		—
Building impairment	—		—		3.0		—
Acquisition related stock compensation expense	—		0.2		—		0.9
Acceleration of stock compensation expense upon retirement	—		1.3		0.6		1.3
Acquisition related amortization expense	13.8		17.5		55.2		70.4
Customer accommodation and other non-recurring charges	3.0		—		3.0		—
Non-cash amortization of interest rate swap settlement fee	—		16.7		—		25.7
Loss on extinguishment of debt	—		15.4		—		15.4
Acquisition related expenses	9.9		0.8		10.6		1.5
Amortization of inventory fair value adjustment	—		—		2.4		—
Tax impact of above adjustments	(6.7)	(1)	(11.3)	(2)	(19.0)	(3)	(25.1)	(4)
JVS impairment	1.9		142.4		10.2		142.4
Valuation allowance for stock compensation deferred tax asset	1.6		1.4		1.6		1.4
Tax expense due to JVS impairment charge	—		(53.9)		10.5		(53.9)
Tax law change related to IRC Section 174	—		—		2.8		—
Non-GAAP net income*	$47.9		$43.4		$214.8		$210.7
Non-GAAP diluted earnings per share*	$0.73		$0.67		$3.28		$3.22
(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.3% by the above items.
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.5% by the above items.
(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.3% by the above items.
(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.2% by the above items.

*Reconciliation of Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash flows provided by operating activities	$52.5	$46.9	$125.0	$217.0
Purchase of property, plant and equipment	(13.2)	(15.0)	(55.9)	(40.6)
Non-GAAP Free Cash Flow*	39.3	31.9	69.1	176.4
JVS transaction costs paid	1.0	—	8.6	—
Tax paid for JVS divestiture	5.3	—	21.4	—
Non-GAAP Adjusted Free Cash Flow*	$45.6	$31.9	$99.1	$176.4

*Reconciliation of Net Debt:

	Amounts in millions
	Years Ended December 31,
	2022	2021
Total gross debt	$1,046.2	$1,414.3
Cash	(208.9)	(246.1)
Net Debt	$837.3	$1,168.2

*Reconciliation of Organic Sales and Organic Sales Growth:

	Quarter Ended December 31, 2022		Year Ended December 31, 2022
	Results ($)	Growth (%)	Results ($)	Growth (%)
Net sales and net sales growth	$469.4	-0.1%	$1,945.5	2.4%
Less: unfavorable foreign currency translation	(21.7)	-4.6%	(71.9)	-3.8%
Less: Nook acquisition	10.5	2.2%	46.2	2.4%
Organic sales and organic sales growth*	$480.6	2.3%	$1,971.2	3.8%

Included in the fourth quarter and full year 2021 net sales are revenues of approximately $38.5 million and $193.5 million, respectively, related to the Jacobs Vehicle Systems business that was divested by the Company on April 8, 2022.

*Reconciliation of Non-GAAP Income from Operations and Non-GAAP Income from Operations Margin:

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Income (loss) from operations	$50.6	$(95.0)	$240.4	$97.4
Income (loss) from operations as a percent of net sales	10.8%	-20.2%	12.4%	5.1%
Restructuring	0.4	0.6	5.2	3.0
Consolidation costs	1.7	—	1.7	—
Acquisition related stock compensation expense	—	0.2	—	0.9
Acceleration of stock compensation expense upon retirement	—	1.3	0.6	1.3
Acquisition related amortization expense	13.8	17.5	55.2	70.4
Impairment charges	1.9	142.4	13.2	142.4
Acquisition related expenses	9.9	0.8	10.6	1.5
Amortization of inventory fair value adjustment	—	—	2.4	—
Non-GAAP Income From Operations*	$78.3	$67.8	$329.3	$316.9
Non-GAAP Income From Operations as a percent of net sales	16.7%	14.4%	16.9%	16.7%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin:

Selected Statement of Income Data
	Quarter Ended December 31, 2022			Quarter Ended December 31, 2021
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$469.4	$—	$469.4	$469.8	$—	$469.8
Cost of sales	298.7	0.7	298.0	311.9	—	311.9
Gross profit	170.7	0.7	171.4	157.9	—	157.9
Operating expenses
Selling, general & administrative expenses	102.3	24.7	77.6	93.5	19.8	73.7
Impairment charges	1.9	1.9	—	142.4	142.4	—
Research and development expenses	15.5	—	15.5	16.4	—	16.4
Restructuring	0.4	0.4	—	0.6	0.6	—
Income from Operations	$50.6	$27.7	$78.3	$(95.0)	$162.8	$67.8
GAAP and Non-GAAP Income From Operations as a percent of net sales	10.8%		16.7%	-20.2%		14.4%

	Year to Date Ended December 31, 2022			Year to Date Ended December 31, 2021
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$1,945.5	$—	$1,945.5	$1,899.8	$—	$1,899.8
Cost of sales	1,252.6	3.1	1,249.5	1,224.4	—	1,224.4
Gross profit	692.9	3.1	696.0	675.4	—	675.4
Operating expenses
Selling, general & administrative expenses	370.0	67.4	302.6	368.7	74.1	294.6
Impairment charges	13.2	13.2	—	142.4	142.4	—
Research and development expenses	64.1	—	64.1	63.9	—	63.9
Restructuring	5.2	5.2	—	3.0	3.0	—
Income from Operations	$240.4	$88.9	$329.3	$97.4	$219.5	$316.9
GAAP and Non-GAAP Income From Operations as a percent of net sales	12.4%		16.9%	5.1%		16.7%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income/(loss)	$22.3	$(87.7)	$127.0	$27.7
Net income/(loss) as a percent of net sales	4.8%	-18.7%	6.5%	1.5%
Loss on foreign currency and other, net	4.6	1.9	2.1	1.2
Impairment charges	1.9	142.4	13.2	142.4
Tax expense (benefit)	11.3	(50.5)	62.3	(19.9)
Interest expense	14.7	45.0	51.5	94.5
Depreciation expense	9.4	12.5	39.0	51.9
Acquisition related amortization expense	13.8	17.5	55.2	70.4
Acquisition related expenses	9.9	0.8	10.6	1.5
Stock compensation expense	3.2	4.7	15.3	15.7
Restructuring	0.4	0.6	5.2	3.0
Consolidation costs	1.7	—	1.7	—
Amortization of inventory fair value adjustment	—	—	2.4	—
Customer accommodation and other non-recurring charges	3.0	—	3.0	—
Non-GAAP Adjusted EBITDA	$96.2	$87.2	$388.5	$388.4
Non-GAAP Adjusted EBITDA as a percent of net sales	20.5%	18.6%	20.0%	20.4%

*Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin:

	Quarter Ended December 31,		Year to Date Ended December 31,
	2022	2021	2022	2021
Gross profit	$170.7	$157.9	$692.9	$675.4
Gross profit as a percent of net sales	36.4%	33.6%	35.6%	35.6%
Amortization of inventory fair value adjustment	—	—	2.4	—
Consolidation costs	0.7	—	0.7	—
Non-GAAP Gross Profit*	$171.4	$157.9	$696.0	$675.4
Non-GAAP Gross Profit as a percent of net sales*	36.5%	33.6%	35.8%	35.6%

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, and power transmission systems and components. Altra's portfolio consists of 26 well-respected brands including Bauer Gear Motor, Boston Gear, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 46 production facilities in 17 countries around the world.

Consolidated Balance Sheets	Years Ended December 31,
In Millions of Dollars	2022	2021
Assets:	(Unaudited)
Current Assets
Cash and cash equivalents	$208.9	$246.1
Trade receivables, net	244.6	224.5
Inventories	338.9	267.8
Income tax receivable	8.9	11.7
Assets held for sale	-	377.3
Prepaid expenses and other current assets	35.1	40.4
Total current assets	836.4	1,167.8
Property, plant and equipment, net	275.1	275.8
Intangible assets, net	970.4	1,057.2
Goodwill	1,524.5	1,564.0
Deferred income taxes	7.5	2.3
Other non-current assets, net	21.3	13.5
Operating lease right of use assets	41.4	50.0
Total assets	$3,676.6	$4,130.6

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$165.8	$173.3
Accrued payroll	67.9	81.8
Accruals and other current liabilities	88.4	77.0
Income tax payable	22.4	6.0
Current portion of long-term debt	20.4	11.1
Liabilities held for sale	-	53.0
Operating lease liabilities	12.4	14.3
Total current liabilities	377.3	416.5
Long-term debt, less current portion and net of unaccreted discount	1,024.1	1,401.0
Deferred income taxes	216.8	250.5
Pension liabilities	17.3	29.9
Long-term taxes payable	1.8	2.7
Other long-term liabilities	6.3	7.3
Operating lease liabilities, net of current portion	30.6	37.6
Total stockholders' equity	2,002.4	1,985.1
Total liabilities, and stockholders' equity	$3,676.6	$4,130.6

Reconciliation to operating working capital:
Trade receivables, net	244.6	224.5
Inventories	338.9	267.8
Accounts payable	(165.8)	(173.3)
Non-GAAP operating working capital*	$417.7	$319.0

Consolidated Statements of Income Data:	Quarter Ended December 31,		Year Ended December 31,
In Millions of Dollars, except per share amounts	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net sales	$469.4	$469.8	$1,945.5	$1,899.8
Cost of sales	298.7	311.9	1,252.6	1,224.4
Gross profit	170.7	157.9	692.9	675.4
Gross profit as a percent of net sales	36.4%	33.6%	35.6%	35.6%
Selling, general & administrative expenses	102.3	93.5	370.0	368.7
Impairment charges	1.9	142.4	13.2	142.4
Research and development expenses	15.5	16.4	64.1	63.9
Restructuring	0.4	0.6	5.2	3.0
Income (loss) from operations	50.6	(95.0)	240.4	97.4
Income (loss) from operations as a percent of net sales	10.8%	-20.2%	12.4%	5.1%
Interest expense, net	14.7	45.0	51.5	94.5
Other non-operating expense (income), net	2.3	(1.8)	(0.4)	(4.9)
Income (loss) before income taxes	33.6	(138.2)	189.3	7.8
Provision/(Benefit) for income taxes	11.3	(50.5)	62.3	(19.9)
Income tax rate	33.6%	36.5%	32.9%	-255.1%
Net income/(loss)	$22.3	$(87.7)	$127.0	$27.7

Weighted Average common shares outstanding:
Basic	65.2	64.9	65.1	64.8
Diluted	65.6	64.9	65.4	65.4
Net income/(loss) per share:
Basic	$0.34	$(1.35)	$1.95	$0.43
Diluted	$0.34	$(1.35)	$1.94	$0.42

	Years Ended December 31,
	2022	2021
Cash flows from operating activities	(Unaudited)
Net income/(loss)	$127.0	$27.7
Adjustments to reconcile net income to net cash flows:
Depreciation	39.0	51.9
Amortization of intangible assets	55.2	70.4
Amortization of deferred financing costs	1.0	4.0
Loss on foreign currency, net	1.8	1.5
Accretion of debt discount	0.2	0.4
Non-cash amortization of interest rate swap expense	—	25.7
Impairment charges	13.2	142.4
Unrealized gain on investment in MTEK Industry AB	(0.7)	—
Loss (gain) on disposals and other	0.3	(0.3)
Loss on extinguishment of debt	—	15.4
Loss on debt redemption	0.1	—
Benefit for deferred taxes	(32.1)	(82.1)
Stock based compensation	15.3	15.7
Amortization of inventory fair value adjustment	2.4	—
Changes in assets and liabilities, net of assets acquired:
Trade receivables	(37.6)	4.4
Inventories	(79.0)	(67.4)
Accounts payable and accrued liabilities	6.0	37.0
Other current assets and liabilities	19.5	(22.4)
Other operating assets and liabilities	(6.6)	(7.3)
Net cash provided by operating activities	$125.0	$217.0
Cash flows from investing activities
Purchase of property, plant and equipment	(55.9)	(40.6)
Proceeds from sale of property	—	2.2
Proceeds from sale of JVS business	321.7	—
Investment in MTEK Industry AB	(4.6)	—
Acquisition of Nook Industries, net of cash acquired	(8.1)	(125.2)
A&S Business acquisition purchase price adjustment	—	—
Net cash provided by (used in) investing activities	$253.1	$(163.6)
Cash flows from financing activities
Payments of debt issuance costs	—	(3.7)
Payments on Term Loan B Facility	—	(1,030.0)
Payments on Revolving Credit Facility	(355.0)	(5.0)
Payments on Term Loan A Facility	(10.0)	—
Borrowing under Term Loan A Facility	—	400.0
Borrowing under Revolving Credit Facility	15.0	610.0
Repurchase of Notes	(16.4)	—
Dividend payments	(22.3)	(18.3)
Payments of equipment, working capital notes, mortgages and other debt	(1.1)	(5.9)
Proceeds from equipment, working capital notes, mortgages and other debt	0.2	3.7
Shares surrendered for tax withholding	(6.1)	(5.5)
Proceeds from issuance of common stock upon exercise of options	—	2.2
Net cash used in financing activities	$(395.7)	$(52.5)
Effect of exchange rate changes on cash and cash equivalents	(19.6)	(9.2)
Net change in cash and cash equivalents	(37.2)	(8.3)
Cash and cash equivalents at beginning of year	246.1	254.4
Cash and cash equivalents at end of period	$208.9	$246.1

Reconciliation to free cash flow:
Net cash flows from operating activities	125.0	217.0
Purchase of property, plant and equipment	(55.9)	(40.6)
Non-GAAP Free Cash Flow *	69.1	176.4
JVS transaction costs paid	8.6	—
Tax paid for JVS divestiture	21.4	—
Non-GAAP Adjusted Free Cash Flow *	$99.1	$176.4

Selected Segment Data	Quarter Ended December 31,		Year Ended December 31,
In Millions of Dollars, except per share amount	2022	2021	2022	2021
Net Sales:
Power Transmission Technologies	$240.1	$233.7	$985.6	$924.8
Automation & Specialty	230.4	237.1	965.5	979.0
Inter-segment eliminations	(1.1)	(1.0)	(5.6)	(4.0)
Total	$469.4	$469.8	$1,945.5	$1,899.8

Income (Loss) from operations:
Power Transmission Technologies	$32.7	$30.7	$136.8	$128.6
Automation & Specialty	34.8	$(117.7)	136.0	(8.3)
Corporate	(16.5)	$(7.4)	(27.2)	(19.9)
Restructuring	(0.4)	$(0.6)	(5.2)	(3.0)
Total	$50.6	$(95.0)	$240.4	$97.4

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
(In Millions of Dollars	Quarter Ended December 31, 2022					Year to Date Ended December 31, 2022
	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total
Income (loss) from operations:
Income (loss) from operations	$32.7	$34.8	$(16.5)	$(0.4)	$50.6	$136.8	$136.0	$(27.2)	$(5.2)	$240.4
Restructuring	—	—	—	0.4	0.4	—	—	—	5.2	5.2
Consolidation costs	1.7	—	—	—	1.7	1.7	—	—	—	1.7
Acceleration of stock compensation expense upon retirement	—	—	—	—	—	—	—	0.6	—	0.6
Acquisition related amortization expense	2.0	11.8	—	—	13.8	8.1	47.1	—	—	55.2
Impairment charges	—	1.9	—	—	1.9	3.0	10.2	—	—	13.2
Acquisition related expenses	—	—	9.9	—	9.9	—	—	10.6	—	10.6
Amortization of inventory fair value adjustment	—	—	—	—	—	—	2.4	—	—	2.4
Total Non-GAAP Income from operations	$36.4	$48.5	$(6.6)	$—	$78.3	$149.6	$195.7	$(16.0)	$—	$329.3
Non-GAAP Income from operations as a percentage of Segment net sales*	15.2%	21.1%			16.7%	15.2%	20.3%			16.9%

Selected Segment Data
(In Millions of Dollars	Quarter Ended December 31, 2021					Year to Date Ended December 31, 2021
	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total	Power Transmission Technologies	Automation and Specialty	Corporate	Restructuring	Total
Income from operations:
Income from operations	$30.7	$(117.7)	$(7.4)	$(0.6)	$(95.0)	$128.6	$(8.3)	$(19.9)	$(3.0)	$97.4
Restructuring	—	—	—	0.6	0.6	—	—	—	3.0	3.0

Acquisition related stock compensation expense	—	—	0.2	—	0.2	—	—	0.9	—	0.9
Acceleration of stock compensation expense upon retirement	—	—	1.3	—	1.3	—	—	1.3	—	1.3
Acquisition related amortization expense	2.1	15.4	—	—	17.5	8.5	61.9	—	—	70.4
Impairment of goodwill and intangible asset	—	142.4	—	—	142.4	—	142.4	—	—	142.4
Acquisition related expenses	—	—	0.8	—	0.8	—	—	1.5	—	1.5
Total Non-GAAP Income from operations	$32.8	$40.1	$(5.1)	$—	$67.8	$137.1	$196.0	$(16.2)	$—	$316.9
Non-GAAP Income from operations as a percentage of Segment net sales*	14.0%	16.9%			14.4%	14.8%	20.0%			16.7%

*Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales and Organic Sales Growth

Organic Sales in this release are net sales excluding the impact of foreign currency translation and acquisitions. Organic Sales can be expressed as a dollar amount or a percentage rate when describing Organic Sales Growth.

Non-GAAP Net Income, Non-GAAP Net Income Margin, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share and Non-GAAP Operating Income Margin

Non-GAAP Net Income, Non-GAAP Net Income Margin, Non-GAAP Income From Operations and Non-GAAP Diluted Earnings Per Share exclude, as applicable to the particular period, acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense, non-cash interest rate swap settlement fee, customer accommodations and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP Net Income Margin is calculated by dividing Non-GAAP Net Income by GAAP Net Sales. Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Gross Profit and Non-GAAP Gross Profit Margin

Non-GAAP gross profit excludes amortization of inventory fair value adjustment and certain consolidation costs. Non-GAAP gross profit margin is calculated by dividing Non-GAAP gross profit by GAAP Net Sales.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, consolidation costs, customer accommodations, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow

Non-GAAP Free Cash Flow is calculated by deducting purchases of property, plant and equipment.

Non-GAAP Adjusted Free Cash Flow

Non-GAAP Adjusted Free Cash Flow is calculated by deducting purchases of property, plant and equipment and adding back the JVS transaction costs paid and tax paid as a result of the JVS divestiture.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash and cash equivalents from total gross debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” "will,” “guidance,” “outlook,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, statements related to management’s expectations regarding the Company’s transaction with Parent, the Company’s strategy to position itself as a high-value technology leader across attractive industrial markets continuing to support a resilient performance at both the top and bottom lines and the Company’s ongoing commitment to delivering excellent results for its stakeholders.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad, including, but not limited to, changes as a result of the war in Ukraine, and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain including the impact of the global semiconductor chip shortage, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400.0 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with enhancements to our enterprise resource planning system, (23) risks associated with the Nook Industries and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) disruption of our supply chain, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the effect of Brexit and related negative developments in the European Union and elsewhere, (33) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (34) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (35) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (36) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (37) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (38) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (39) changes in labor or employment laws, (40) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (41) unplanned repairs or equipment outages, (42) changes in the Company’s tax rates, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (43) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses that are deemed not to fit with our strategic plan or are not achieving the desired return on investment, (44) the ongoing military action between Russia and Ukraine and (45) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Investor Relations

781-917-0600

Email: ir@altramotion.com